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                                                                    Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-26173) pertaining to the 1987 Stock Option Plan and the Registration Statement (Form S-8 No. 33-98812) pertaining to the 1993 Key Employee Stock Compensation Program and the 1993 Directors' Stock Option Plan of Parkvale Financial Corporation of our report dated July 18, 1997, with respect to the consolidated financial statements of Parkvale Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended June 30, 1997.

                                                           ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
September 19, 1997


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